EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-30655, 333-74747, 333-74715, 333-78521, 333-78567, 333-83725, 333-35806, 333-62502, 333-84010, 333-90986 and 333-91002 on Form S-8 and Registration Statement Nos. 333-32221, 333-60277, 333-70335, 333-85269, 333-92361, 333-32526, 333-40698, 333-47914,  333-81170, 333-84932 and 333-98221 on Form S-3 of THQ Inc. of our report dated June 14, 2004, appearing in this Annual Report on Form 10-K of THQ Inc. for the year ended March 31, 2004.

Los Angeles, California
June 14, 2004